UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2014

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on December 6, 2014, Hudson Pacific Properties, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Hudson Pacific Properties, L.P. (the “Operating Partnership”) and certain affiliates of The Blackstone Group L.P. (collectively, the “Seller Parties”), pursuant to which the Company will acquire from the Seller Parties a portfolio of 26 high-quality office assets totaling approximately 8.2 million square feet and two development parcels in the San Francisco Peninsula and Silicon Valley (the “Target Portfolio”) in exchange for $1.75 billion in cash and approximately 63.5 million shares of Company common stock and common units of limited partnership interest in the Operating Partnership (the “Transaction”).

In connection with the Transaction, the Company conducted an investor and analyst conference call on December 8, 2014 at 8:30 a.m. Pacific Time to discuss the Transaction and certain other matters. A copy of the investor handout used on this conference call was previously furnished on a separate Current Report on Form 8-K. A transcript of the conference call is furnished as Exhibit 99.1 hereto.

The information under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under this Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise expressly indicated in such registration statement or other document.

Item 8.01.	Other Events.

The disclosure set forth above under “Item 7.01 Regulation FD Disclosure” is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished, pursuant to Item 7.01 and Item 8.01:

Exhibit No.	Description

99.1	Transcript of Investor and Analyst Conference Call, dated December 8, 2014

Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, one can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Forward-looking statements include statements about future results, projected yields, rates of return and performance, projected cash available for distribution, projected cash from any single source of investment or fee stream, projected expenses, expected and weighted average return on equity, market and industry trends, investment opportunities, business conditions and other matters, including, among other things: the ability to consummate the Company’s proposed transaction on the terms proposed or not at all. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the inability to complete the proposed transaction or failure to satisfy other conditions to completion of the proposed transaction; (3) the inability to complete the proposed transaction within the expected time period or at all, including due to the failure to obtain the required Company stockholder approval or the failure to satisfy other conditions to completion of the acquisition, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the Company’s or the Target Portfolio’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) the size and timing of offerings or capital raises; (7) the performance of the Target Portfolio and the Company’s real estate portfolio generally; (8) the ability to execute upon, and realize any benefits from, potential value creation opportunities through value-add transactions and tenant relationships in the future or at all; (9) the stability of long-term cash flow streams; (10) the projected net operating income of the Company’s portfolio and the Target Portfolio, including the ability to achieve the growth, obtain the lease payments and step ups in contractual lease payments, and maintain dividend payments, at current or anticipated levels, or at all; and (11) the ability to opportunistically participate in commercial real estate refinancings or unsecured financings and to achieve an investment grade rating. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2014, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company expects to file a proxy statement with the SEC, which will be mailed or otherwise disseminated to Company stockholders when available. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC can be obtained through the SEC’s website at www.sec.gov. Copies of the documents the Company files with the SEC will also be available free of charge on the Company’s Web site at www.hudsonpacificproperties.com.

Certain Information Regarding Participants

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed equity issuance. Information about the Company’s executive officers and directors is available in the Company’s definitive proxy statement filed with the SEC on March 28, 2014 in connection with its 2014 annual meeting of stockholders. Additional information regarding the Company’s interests will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. The Company will make free copies of these documents available using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: December 9, 2014

	By:	/s/ Mark T. Lammas
	Name:	Mark T. Lammas
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Investor and Analyst Conference Call, dated December 8, 2014